UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 31, 2007
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 31, 2007, we entered into the First Amendment (the “Amendment”) to our Second Amended and Restated Credit Agreement [US/Canada Facilities] (the “Credit Agreement”). Among other things, the Amendment:

•	extended the Maturity Date of the Credit Agreement to July 27, 2012; and

•	changed the Debt Coverage Ratio during an Acquisition Period to 5.5 to 1.0.
     Terms used but not defined herein have the meanings assigned to them in the Amendment and Credit Agreement. The above description of the Amendment is qualified in its entirety by the terms of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d)     Exhibits.

10.1	First Amendment to Second Amended and Restated Credit Agreement dated as of July 31, 2007, by and among Plains All American Pipeline, L.P., as US Borrower, PMC (Nova Scotia) Company, Plains Marketing Canada, L.P. and Rangeland Pipeline Company, as Canadian Borrowers, Bank of America, N.A., as Administrative Agent, Bank of America, acting through its Canada Branch, as Canadian Administrative Agent, and the Lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
Date: August 6, 2007	By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Tim Moore
		Name:	Tim Moore
		Title:	Vice President

INDEX TO EXHIBITS

Exhibit
No.	Description

10.1	First Amendment to Second Amended and Restated Credit Agreement dated as of July 31, 2007, by and among Plains All American Pipeline, L.P., as US Borrower, PMC (Nova Scotia) Company, Plains Marketing Canada, L.P. and Rangeland Pipeline Company, as Canadian Borrowers, Bank of America, N.A., as Administrative Agent, Bank of America, acting through its Canada Branch, as Canadian Administrative Agent, and the Lenders party thereto.